EXHIBIT 99.1
Contact:
Dennis Garrigan
NaviSite, Inc.
978.946.8727
dgarrigan@navisite.com
NaviSite Reports Third Quarter FY2008 Financial Results
Revenue Growth of 20%; Adjusted EBITDA Growth of 43%;
Bookings of $1.1 million of Monthly Recurring Revenue
ANDOVER, Mass., June 3, 2008 — NaviSite, Inc. (NASDAQ: NAVI), a leading provider of enterprise hosting and applications, today announced financial results for its third quarter of fiscal year 2008, which ended April 30, 2008.
Financial Results:
Revenue for the period grew 20% to $39.3 million, compared to $32.7 million in the same period a year ago and $38.9 million in the second quarter of fiscal 2008. Revenue this quarter contains a downward adjustment of $1.1 million as a result of the finalization of the initial valuation of the deferred revenue from the three acquisitions made during the first quarter of fiscal year 2008. Excluding this adjustment, revenue for the third quarter of fiscal year 2008 would have been $40.4 million, an increase of 23% over the same period last year and a sequential increase of 4% over the second quarter of fiscal year 2008.
Income from operations increased to $2.0 million from $1.1 million reported for the same period a year ago, and from $1.3 million reported in the second quarter of fiscal year 2008. Excluding the adjustment for deferred revenue, income from operations would have been $3.0 million for the third quarter of fiscal year 2008.
Adjusted EBITDA, excluding impairment, stock-based compensation, costs related to the discontinued operations of America’s Job Exchange and non-operational charges (“EBITDA”), grew 43% to $8.6 million compared to the $6.0 million reported in the third quarter of fiscal year 2007 and $8.6 million reported in the second quarter of fiscal year 2008. Excluding the adjustment for deferred revenue, EBITDA would have been $9.7 million for the quarter representing an increase of 61% from the prior year and a sequential increase of 14% over the second quarter of fiscal year 2008.
Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA
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For the third quarter of fiscal year 2008, the Company reported a loss from continuing operations of $1.6 million and a net loss attributable to common stockholders of $2.5 million as compared to a net loss of $2.4 million in the third quarter of fiscal year 2007. On a per share basis, the Company reported a net loss attributable to common stockholders of $(0.07) for the third quarter of fiscal year 2008 compared to a per share net loss of $(0.08) for the third quarter of fiscal year 2007. Excluding the adjustment for deferred revenue, net loss attributable to common stockholders would have been $1.4 million or $(0.04) per share for the third quarter of fiscal year 2008.
NaviSite ended the quarter with a cash balance of $4.9 million, which is unchanged from the previous quarter.
“We continue to see robust bookings in our enterprise hosting and application services portfolio, with larger transactions becoming a more significant part of the product mix,” said Arthur Becker, Chief Executive Officer of the Company. “Successive quarters of record bookings combined with the continuing downward trend in churn provide good visibility into accelerating growth in our recurring revenue and EBITDA for the fourth quarter.”
Business Highlights:
•
Bookings of approximately $1.1 million of incremental monthly recurring revenue (MRR) – a 40% increase over same period in fiscal year 2007 and matching the record level of bookings achieved in the second quarter of fiscal year 2008.

•
Bookings of $43.3 million in Total Contract Value (TCV) of which $39.7 million is MRR and $3.6 million is non-recurring revenue, primarily attributable to professional services contracts. The average term of the MRR contracts during the quarter was 37 months compared to 43 months a year ago and up from 28 months in the prior quarter.

•	The larger transactions (over $25,000 in MRR) totaled $556,000 in new MRR compared to $354,000 of new MRR in the same period a year ago and $420,000 in the prior quarter.
•	105 new logo MRR customers during the quarter as compared to 112 signed during the second quarter of fiscal year 2008 and 54 new customers acquired during the third quarter of fiscal year 2007.
•
Customer churn, excluding major accounts, defined as the loss of a customer or a reduction in a customer’s monthly revenue run rate, of 0.6% per month during the quarter compared to 0.8% per month in the second quarter of fiscal year 2008, and 1.3% per month for the third quarter of fiscal year 2007. Churn, including major accounts, was 1.3% per month in the third quarter of fiscal year 2008, down from the 1.6% per month reported in the prior quarter.

•	Created sales organization and booked the first $200,000 of new job posting business for the America’s Job Exchange (AJE).
Guidance:
Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA
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NaviSite projects revenue for the fourth quarter of fiscal year 2008 to be between $42.0 and $43.0 million. EBITDA, excluding impairment, stock-based compensation, costs related to the discontinued operations of America’s Job Exchange and non-operational charges, is projected to be between $10.0 and $10.5 million for the fourth quarter of fiscal year 2008.
Conference Call Scheduled for June 3, 2008:
NaviSite, Inc. Chief Executive Officer Arthur Becker and Chief Financial Officer Jim Pluntze will host a conference call on Tuesday, June 3, 2008, at 5:00 p.m. Eastern Time to discuss the third quarter results.
The conference call can be accessed by dialing 800.901.5248 (International: 617.786.4512) and entering passcode 77748578.  Alternatively, participants can listen to a webcast of the call available through NaviSite’s website at http://www.navisite.com/about-navisite/investors/events-earning-calls.php.  A replay of the call will be accessible for one week following the conference call by dialing 888.286.8010 (International: 617.801.6888) and using passcode 18413352.
Non-GAAP Measures:
EBITDA is not a recognized measure for financial statement presentation under United States generally accepted accounting principles (GAAP). Additionally, revenue, gross profit, income from operations, and net loss attributable to common shareholders (all excluding the deferred revenue purchase accounting adjustment recorded in the third quarter of fiscal 2008) are not recognized measures for financial statement presentation under GAAP. The Company believes that the non-GAAP measure of EBITDA provides investors with a useful supplemental measure of the Company’s actual and expected operating and financial performance by excluding the impact of interest, taxes, depreciation and amortization. The Company also excludes impairment, non-cash stock-based compensation, costs related to the discontinued operations of America’s Job Exchange and non-operational charges from its non-GAAP measure, as such items are considered to be non-operational in nature. EBITDA does not have any standardized definition and therefore may not be comparable to similar measures presented by other reporting companies. Management uses EBITDA to assist in evaluating the Company’s actual and expected operating and financial performance. The Company believes that the non-GAAP measures disclosed related to the deferred revenue purchase accounting adjustment provide investors with a useful supplemental measure of the Company’s actual and expected operating and financial performance by excluding the impact of the adjustment recorded in the third quarter of fiscal 2008 as a result of the finalization of the initial valuation of the deferred revenue from the three acquisitions made during the first quarter of fiscal year 2008. Such items are considered to be non-operational in nature. The operating measures excluding this adjustment do not have any standardized definition and therefore may not be comparable to similar measures presented by other reporting companies.
These non-GAAP results should not be evaluated in isolation of, or as a substitute for, the Company’s financial results prepared in accordance with GAAP. A table reconciling the Company’s net loss, as reported, to EBITDA, as well as a table reconciling the Company’s revenue, gross profit, income from operations, and net loss attributable to common shareholders, as reported, to the corresponding non-GAAP measures is included in the financial tables in this release. The Company believes that using expected EBITDA as a performance measure, together with expected net loss, will help investors better understand the Company’s underlying financial performance.
About NaviSite, Inc.
NaviSite is a leading provider of application management and managed hosting solutions. More than 1,500 customers depend on NaviSite for application development, implementation and management
Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA
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on its web infrastructure platforms in 18 state-of-the art data centers supported by more than 700 professionals. NaviSite provides customized and scalable solutions leveraging its broad range of application development capabilities, packaged software implementation expertise, deep portfolio of best in class technologies and a full suite of web-hosting and internet infrastructure options. For more information, please visit www.navisite.com.
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This release contains forward-looking statements, which address a variety of subjects including the expected future operating and financial results, including profitability, revenue growth and EBITDA, success and performance of NaviSite’s product and service offerings, and NaviSite’s strategic business plans for growing its customer base and increasing sales. All statements other than statements of historical fact, including without limitation those with respect to NaviSite’s goals, plans and strategies set forth herein, are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements. NaviSite’s success, including its ability to improve its gross profit, improve its cash flows, expand its operations and revenue, and reach and sustain profitability, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its products and services; the possibility that financial forecasts of the Company may not be achieved, including those as to expected EBITDA and revenue, or an inability to realize expected synergies or make expected future investments in NaviSite’ businesses or NaviSite may be unable to raise the necessary funds to meet its payment obligations to its lending group under its senior secured credit facility and other creditors; NaviSite’s management may face strain on managerial and operational resources as they try to oversee the expanded operations; NaviSite may not be able to expand its operations in accordance with its business strategy; NaviSite may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; NaviSite’s acquisition of companies and businesses may not produce expected cost savings, operational efficiencies or revenue; NaviSite’s products, technologies, and resources may not successfully operate with the technology, resources and/or applications of third parties; NaviSite derives a significant portion of its revenue from a small number of customers and the loss of any of those customers could significantly damage NaviSite’s financial condition and results of operations; and increased competition and technological changes in the markets in which NaviSite’s competes. For a detailed discussion of cautionary statements that may affect NaviSite’s future results of operations and financial results, please refer to NaviSite’s filings with the Securities and Exchange Commission, including NaviSite’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us. All logos, company and product names may be trademarks or registered trademarks of their respective owners.
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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA
(Page 4 of 9)

NAVISITE FINANCIAL TABLES
EBITDA Summaries

	For the Three Months Ended
	April 30, 2008	April 30, 2007
	Unaudited
	(In thousands)
Net loss, as reported	$(1,717)	$(2,359)

Depreciation, net of discontinued operations	3,552	2,541
Interest income/expense, net	3,141	3,228
Income taxes	501	293
Amortization	2,138	957

EBITDA	7,615	4,660

Impairment costs (recoveries)	—	—
Stock based compensation	718	852
Severance	101	28
Securities offering costs	—	70
Discontinued operations, net of severance & depreciation	106	—
Loss on debt extinguishment	—	—
Transaction fees and integration costs	105	437

EBITDA (excludes impairment costs, stock based compensation, severance, securities offering costs, loss on debt extinguishment and transaction fees and integration costs)	$8,645	$6,047

	For the Nine Months Ended
	April 30, 2008	April 30, 2007
	Unaudited
	(In thousands)
Net loss, as reported	$(8,226)	$(8,818)

Depreciation, net of discontinued operations	9,407	7,240
Interest income/expense, net	8,631	9,572
Income taxes	1,414	880
Amortization	6,064	3,045

EBITDA	17,290	11,919

Impairment costs (recoveries)		(287)
Stock based compensation	3,226	2,686
Severance	376	148
Securities offering costs	11	694
Discontinued operations, net of severance & depreciation	657	—
Loss on debt extinguishment	1,651	—
Transaction fees and integration costs	884	1,359

EBITDA (excludes impairment costs, stock based compensation, severance, securities offering costs, loss on debt extinguishment and transaction fees and integration costs)	$24,095	$16,519

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA
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NAVISITE FINANCIAL TABLES
Condensed Consolidated Statements of Operations

	For the Three Months Ended		For the Nine Months Ended
	April 30, 2008	April 30, 2007	April 30, 2008	April 30, 2007
	Unaudited		Unaudited
	(In thousands, except per share amounts)		(In thousands, except per share amounts)
Revenue	$39,249	$32,664	$114,112	$91,225
Revenue, related parties	73	84	220	260

Total revenue	39,322	32,748	114,332	91,485

Cost of revenue, excluding depreciation and amortization	21,769	18,711	64,361	52,304
Depreciation and amortization	5,525	3,203	14,928	9,399

Cost of revenue	27,294	21,914	79,289	61,703

Gross profit	12,028	10,834	35,043	29,782

Operating expenses:
Selling and marketing	4,537	4,274	14,813	12,129
General and administrative	5,530	5,508	16,650	16,662
Impairment costs	—	—	—	(287)

Total operating expenses	10,067	9,782	31,463	28,504

Income from operations	1,961	1,052	3,580	1,278

Other income (expense):
Interest income	37	79	214	163
Interest expense	(3,178)	(3,307)	(8,845)	(9,735)
Loss on debt extinguishment	—	—	(1,651)
Other income (expense), net	70	110	547	356

Loss from continuing operations before income taxes and discontinued operations	(1,110)	(2,066)	(6,155)	(7,938)

Income taxes	(501)	(293)	(1,414)	(880)

Loss from continuing operations before discontinued operations	(1,611)	(2,359)	(7,569)	(8,818)

Discontinued operations, net of income taxes	(106)	—	(657)	—

Net loss	(1,717)	(2,359)	(8,226)	(8,818)

Accretion of preferred stock dividends	(757)	—	(1,877)	—

Net loss attributable to common stockholders	$(2,474)	$(2,359)	$(10,103)	$(8,818)

Basic and diluted net loss per common share:

Loss from continuing operations before discontinued operations available to common shareholders	(0.07)	$(0.08)	(0.27)	$(0.29)
Loss from discontinued operations, net of income taxes	(0.00)	—	(0.02)	—

Net loss attributable to common stockholders	$(0.07)	$(0.08)	$(0.29)	$(0.29)

Basic and diluted weighted average number of common shares outstanding	35,033	31,128	34,605	29,947

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA
(Page 6 of 9)

NAVISITE FINANCIAL TABLES
Condensed Consolidated Balance Sheets

	April 30, 2008	July 31, 2007
	Unaudited
	(In thousands)
ASSETS

Current assets:
Cash and cash equivalents	$4,938	$11,701
Accounts receivable, less allowance for doubtful accounts of $713 and $781 at April 30, 2008 and July 31, 2007, respectively	20,050	15,051
Unbilled accounts receivable	2,018	920
Prepaid expenses and other current assets	15,583	15,975

Total current assets	42,589	43,647

Non-current assets	141,390	72,597

Total assets	$183,979	$116,244

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Notes payable, current portion	7,233	1,063
Notes payable to AppliedTheory Estate	6,000	6,000
Capital lease obligations, current portion	3,009	1,829
Accounts payable	7,376	3,913
Accrued expenses, deferred revenue, deferred other income and customer deposits	18,980	20,231

Total current liabilities	42,598	33,036

Total non-current liabilities	133,676	97,072

Total liabilities	176,274	130,108

Preferred stock	26,750	—

Total stockholders’ equity (deficit)	(19,045)	(13,864)

Total liabilities and stockholders’ equity (deficit)	$183,979	$116,244

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA
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NAVISITE FINANCIAL TABLES
Condensed Consolidated Statements of Cash Flows

	For the Three Months Ended
	April 30, 2008	April 30, 2007
	Unaudited
	(In thousands)
Net cash provided by (used for) operating activities	$3,694	$562

Net cash used for investing activities	(3,185)	(2,165)

Net cash provided by (used for) financing activities	(370)	3,252

Net cash used for discontinued operations	(106)

Net increase (decrease) in cash	33	1,649

Cash and cash equivalents, beginning of period	4,905	2,975

Cash and cash equivalents, end of period	$4,938	$4,624

	For the Nine Months Ended
	April 30, 2008	April 30, 2007
	Unaudited
	(In thousands)
Net cash provided by (used for) operating activities	$2,645	$3,168

Net cash used for investing activities	(31,537)	(5,107)

Net cash provided by (used for) financing activities	22,786	3,203

Net cash used for discontinued operations	(657)

Net increase (decrease) in cash	(6,763)	1,264

Cash and cash equivalents, beginning of year	11,701	3,360

Cash and cash equivalents, end of year	$4,938	$4,624

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA
(Page 8 of 9)

NAVISITE FINANCIAL TABLES
Reconciliation of GAAP Measures to non-GAAP Measures

	For the Three Months Ended
	April 30, 2008
	Unaudited
	(In thousands)
				Net Loss Per
				Share
				Attributable to
			Income from	Common
	Revenue	Gross Profit	Operations	Shareholders
Financial statement amounts, as reported	$39,322	$12,028	$1,961	$(0.07)

Deferred revenue purchase accounting adjustment	1,063	1,063	1,063	0.03

Amounts excluding adjustment	$40,385	$13,091	$3,024	$(0.04)

Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA
(Page 9 of 9)